Exhibit 32.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
OF CACTUS VENTURES, INC.
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Quarterly Report on Form 10-Q of Cactus Ventures, Inc. (the "Company") for the period ended September 30, 2011, as filed with the Securities and Exchange Commission (the "Report"), I, Diane S. Button, President, Treasurer, Chief Executive Officer and Chief Financial Officer of the Company, do hereby certify, pursuant to 18 U.S.C. Section 1350, that to my knowledge:

(1)
the Quarterly Report on Form 10-Q, of the Company for the fiscal quarter ended September 30, 2011 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78 o(d)); and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

November 14, 2011

/s/ Diane S. Button
Diane S. Button
President and Chief Executive Officer
Treasurer and Chief Financial Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act has been furnished to Cactus Ventures, Inc. and will be retained by Cactus Ventures, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.